THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE



$<<Notes>>                                                        March 20, 1996
                                                               Boulder, Colorado



         FOR VALUE RECEIVED, BioStar, Inc., a Delaware corporation ("BORROWER"), hereby unconditionally promises to pay to the order of <<Lender>> ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of $<<Notes>> (the "LOAN") together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below.

         This convertible note (the "NOTE") is non-negotiable and is executed and delivered in connection with that certain Note and Warrant Purchase Agreement dated as of March 20, 1996, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented, the "PURCHASE AGREEMENT"). This Note is delivered to Borrower in full satisfaction of all amounts due and owing to the Lender under the Purchase Agreement. All terms defined in the Purchase Agreement shall have the same definitions when used herein, unless otherwise defined herein. In the event of any conflict between the terms of this Note and the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control.

         1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be payable as follows: on the earlier of (a) March 20, 1999, or (b) on the closing of a Corporate Event (as defined below), subject to the conversion of the Note into Borrower's capital stock as further described in
Section 7 below. A "Corporate Event" shall mean either (i) the Company's initial public offering or (ii) the closing of a consolidation or merger of the Borrower with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Borrower. The Borrower may prepay this Note at any time without penalty upon the prior written consent of Silicon Valley Bank.

         2. INTEREST RATE. Borrower further promises to pay interest on the sum of the unpaid principal balance of the Loan outstanding on each day, from the date of this Note until all such principal amounts shall have been repaid in full, which interest shall be payable at the prime rate as announced by the Bank of America for commercial loans plus 2% or the maximum rate permissible by law (which under the laws of the State of Colorado shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be payable at maturity and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.





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         3.      PLACE OF PAYMENT.  All amounts payable hereunder shall be
payable to Lender at the address it specifies to Borrower in writing.

         4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

         5. DEFAULT. Borrower's failure to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within ten (10) calendar days after written receipt of notice of failure to pay shall constitute a default under this Note. If a default is not cured within 30 days of the receipt of notice of failure to pay, all unpaid principal, accrued interest and other amounts owing thereunder shall, at the option of Lender, be immediately collectible by Lender pursuant to applicable law.

         6.      NOTE.

                 (a) AGREEMENT TO SUBORDINATE. The Borrower, for itself, its successors and assigns, covenants and agrees, and the Lender by acceptance hereof, likewise covenants and agrees, that the payment of the principal of and interest on this Note is hereby expressly subordinated to the extent and in the manner hereinafter set forth in right of payment to the prior payment in full of certain other obligations of Borrower owed at any time to commercial banks or other financial institutions (including but not limited to the Borrower's current obligations to Silicon Valley Bank and Comdisco, Inc.) (the "Senior Indebtedness"), and that such subordination is for the benefit of the holders of Senior Indebtedness. All persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, shall be entitled to rely hereon, and such provisions are made for the benefit of the holders of Senior Indebtedness, and they or any of them may proceed to enforce such provisions directly against the Lender.

                 (b) SUBORDINATION IN THE EVENT OF DEFAULT ON SENIOR INDEBTEDNESS. No payment shall be made on this Note at such time as any default exists (or would exist after giving effect to such payment) with respect to the Senior Indebtedness. If any such payment is made, Lender (or its assignee) shall remit to the holder of the Senior Indebtedness all such money so received, which shall be applied to amounts due under the Senior Indebtedness.

                 (c) DISTRIBUTION ON DISSOLUTION, LIQUIDATION AND REORGANIZATION; SUBROGATION OF NOTE. Upon any distribution of assets of Borrower (or Borrower's assignee), upon any dissolution, winding up, liquidation or reorganization of Borrower (or Borrower's assignee), whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Borrower (or Borrower's assignee) or otherwise:

                          (1)     the holder of all Senior Indebtedness shall
first be entitled to receive payment in full thereof before Lender is entitled to receive any payment upon the principal of and premium, if any, or interest on indebtedness evidenced by this Note;





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                          (2)     any payment or distribution of assets of
Borrower (or Borrower's assignee) of any kind or character, whether in cash, property or securities, to which Lender would be entitled except for the provisions of this Section 6 shall be paid or delivered by Borrower (or Borrower's assignee) or any liquidating trustee, trustee in bankruptcy, receiver, agent or other person making such payment or distribution directly to the holder of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their interests appear, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                          (3)     in the event that, notwithstanding the
foregoing any payment or distribution of assets of Borrower (or Borrower's assignee) of any kind or character, whether in cash, property or securities, shall be received by Lender before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over or delivered to the holder of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their interests appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness.

     Subject to the prior payment in full of all Senior Indebtedness, Lender shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property, or securities of Borrower (or Borrower's assignee) applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on this Note shall be paid in full and no such payments or distributions to Lender of cash, property or securities otherwise distributable to the Senior Indebtedness shall, as between Borrower (or Borrower's assignee), its creditors other than the holder of Senior Indebtedness, and Lender, be deemed to be a payment by Borrower (or Borrower's assignee) to or on account of this Note. It is understood that the provisions of this Section 6 are and are intended solely for the purpose of defining the relative rights of the Lender, on the one hand, and the holder of Senior Indebtedness, on the other hand. Nothing contained in this Section 6 or elsewhere in this Note is intended to or shall impair, as between Borrower (or Borrower's assignee), its creditors other than the holder of Senior Indebtedness, and Lender, the obligation of Borrowers (or Borrower's assignee), which is unconditional and absolute, to pay to Lender the principal of, premium, if any, and interest on this Note as and when the same shall become due and payable in accordance with its terms or to affect the relative rights of Lender and creditors of Borrower (or Borrower's assignee) other than the holder of Senior Indebtedness, nor shall anything herein or in this Note prevent Lender from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights, if any, under this Section 6 of the holder of Senior Indebtedness in respect of cash, property or securities of Borrower (or Borrower's assignee) received upon the exercise of any such remedy. Upon any payment or distribution of assets of Borrower (or Borrower's assignee) referred to in this Section 6 Lender shall be entitled to rely upon any order or decree of a court or competent jurisdiction in which any proceedings of the nature referred to in this Section are pending or upon a certificate of the liquidating trustee, trustee in bankruptcy, receiver, agent or





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other person making any distribution to Lender, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holder of Senior Indebtedness and other indebtedness of Borrower (or Borrower's assignee), the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

                 (d) AGREEMENT TO EFFECT SUBORDINATION. Lender by acceptance of this Note agrees to take such action and execute such documents as may be necessary or appropriate to effectuate the subordination as provided in this Section 6.

7.       ADDITIONAL TERMS.

                 (a) OPTIONAL CONVERSION. This Note may be converted at the option of the Lender (or Lender's assignee), in whole or in part, at any time or upon the closing of a Corporate Event, into fully paid and nonassessable shares of either the next series of Preferred Stock sold by Borrower at a price per share of less than $1.75 (the "NEXT ROUND PREFERRED") or the Borrower's Series E Preferred Stock (the "SERIES E")(the Next Round Preferred and the Series E are referred to collectively herein as the "APPLICABLE PREFERRED").

                 (b) MANDATORY CONVERSION. The Notes will automatically convert at any time upon the election by a majority in interest of the Lenders into shares of Applicable Preferred.

                 (c) CONVERSION PRICE. The number of shares issuable to the holder upon conversion shall be equal to the principal balance and accrued but unpaid interest that is being converted, divided by the lesser of the price per share of the Series E or the price per share at which Borrower sells the Next Round Preferred (the "CONVERSION PRICE").

                 (d) MECHANICS OF CONVERSION. In the event that Lender shall give written notice to Borrower that it elects to convert the Note pursuant to Section 7(a) above, Lender shall surrender the Note, duly endorsed at the office of Borrower, and shall give written notice to Borrower at such office of the series of Applicable Preferred (i.e., Series E or Next Round Preferred), into which the holder is electing to convert this Note and the name or names in which he wishes the certificate or certificates for shares of Applicable Preferred to be issued. In the event this Note is automatically converted pursuant to Section 7(b) above, the holder shall give written notice to Borrower of the series of Applicable Preferred (i.e., Series E or Next Round Preferred) into which the holder is electing to convert this Note and such conversion shall be deemed to have been made and the person or persons entitled to receive the shares of Applicable Preferred issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Applicable Preferred on such date.

                 (e) ADJUSTMENTS TO CONVERSION PRICE FOR CERTAIN EVENTS. The Conversion Price shall be subject to adjustment from time to time as follows:

                          (1)     If the number of outstanding shares of the
Preferred Stock of Borrower is increased by a stock dividend, stock split-up or by a subdivision of shares, then,





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following the record date fixed for the determination of holders of Preferred
Stock entitled to receive such stock dividend, split-up or subdivision, the Conversion Price shall be appropriately decreased so that the number of shares of Applicable Preferred issuable on conversion of this Note shall be increased in proportion to such increase of outstanding shares of Preferred Stock.

                          (2)     If the number of shares of Preferred Stock
outstanding is decreased by a combination of the outstanding shares of Preferred Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Applicable Preferred issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares of Preferred Stock.

                 (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 7, Borrower at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Borrower shall, upon the written request at any time of Lender, furnish or cause to be furnished to Lender a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price, at the time in effect, and (iii) the number of shares of Applicable Preferred, the amount, if any, of other property which at the time would be received upon the conversion of this Note.

                 (g) NOTICES OF RECORD DATE. In the event of any taking by Borrower of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Preferred Stock or other securities of Borrower, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, Borrower shall mail to Lender at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                 (h) ISSUE TAXES. Borrower shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Applicable Preferred on conversion of this Note pursuant hereto; provided, however, that Borrower shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                 (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock or other securities, solely for the purpose of effecting the conversion of this Note, such number of its shares of Preferred Stock or other securities from time to time issuable upon such conversion; and if at any time the number of authorized but unissued shares of Preferred Stock or other securities shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Preferred Stock or other securities to such number of shares as shall be





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sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

                 (j) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of this Note. All shares of Applicable Preferred (including fractions thereof) issuable upon conversion of this Note shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Applicable Preferred, Borrower shall, in lieu of issuing any fractional share, pay Lender who is otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Company).

         8. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

         The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

         9. ATTORNEY'S FEES. In the event of default by the Borrower (or its assignee) in the payment of principal or interest due on this Note, Lender shall be entitled to receive and Borrower (or its assignee) agrees to pay all costs of collection incurred by Lender, including, without limitation, reasonable attorney's fees for consultation and suit.

         10. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.





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         11.     SUCCESSORS AND ASSIGNS.  The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

BORROWER

BIOSTAR, INC.


By:
   -------------------------------------
   Teresa W. Ayers
   President and Chief Operating Officer





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